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                                                                  EXHIBIT NO. 23




                         Independent Auditors' Consent

 The Board of Directors
 Mercantile Bancorporation Inc.:

 We consent to the incorporation by reference in the Registration Statements No. 2-78395, No. 33-15265, No. 33-33870, No. 33-35139, No. 33-43694, No. 33-48952,
 No. 33-57543, No. 333-47713, and No. 333-55905, each on Form S-8; and No. 33-
 45863, No. 33-52986, No. 33-50981, No. 33-55439, No. 33-58467, No. 33-63609,
 No. 333-09803, No. 333-23607, No. 333-27431, No. 333-42557, No. 333-50203, No.
 333-51329, No. 333-56639, and No. 333-57345, each on Form S-4; and No. 333-
 37547 on Form S-3, of Mercantile Bancorporation Inc. of our report dated January 20, 1999, relating to the consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1998, 1997, and 1996, and the related consolidated statements of income, changes in shareholders' equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 1998, which report appears in the Annual Report on Form 10-K of Mercantile Bancorporation Inc. for the fiscal year ended December 31, 1998.



                                 /s/ KPMG LLP



 St. Louis, Missouri
 March 26, 1999